Exhibit 99.1

Cooper-Standard Automotive Obtains Court Approval of its New Equity Commitment

Agreement and Disclosure Statement

NOVI, Mich., March 29, 2010

Cooper-Standard Holdings Inc., the parent company of Cooper-Standard Automotive Inc., announced today that on March 26, 2010, the United States Bankruptcy Court for the District of Delaware approved its First Amended Disclosure Statement in connection with its proposed Second Amended Joint Chapter 11 Plan of Reorganization. The Court also approved the Equity Commitment Agreement with certain of the Company’s noteholders which, as announced previously, provides the Company with a committed equity investment of $355 million. The Court has also authorized the Company to solicit approval of the Amended Plan from its creditors. The hearing for the Court to consider confirmation of the Plan has been scheduled for May 12, 2010.

As previously announced, under the proposed Amended Plan the Company’s balance sheet will be significantly deleveraged with an estimated funded debt balance at emergence of approximately $480 million, representing a reduction of over $650 million from pre-petition levels.

Court filings, including the proposed Amended Plan and Disclosure Statement, are available at www.kccllc.net/cooperstandard.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any securities in the rights offering contemplated by the Amended Plan. Securities that may be issued pursuant to the contemplated Rights Offering or the Equity Commitment Agreement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an available exemption from registration.

About Cooper-Standard Automotive

Cooper-Standard Automotive Inc., headquartered in Novi, Michigan, is a leading global supplier of systems and components for the automotive industry. Products include body sealing systems, fluid handling systems and anti-vibration systems. Cooper-Standard Automotive employs approximately 16,000 people globally and operates in 18 countries around the world. For more information, please visit the company’s website at www.cooperstandard.com or www.kccllc.net/cooperstandard.

Forward Looking Statements

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. The outcome of the chapter 11 cases is uncertain and subject to substantial risk. There can be no assurance that the

Company will be successful in achieving its financial restructuring. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: the effects of the chapter 11 cases on the company; risks and uncertainties relating to approval by the Bankruptcy Court of the Plan; the ability to obtain approval of motions in the chapter 11 proceedings from time to time; the ability to maintain contracts and suppliers and customer relationships; the ability to obtain exit financing; limitations on flexibility in operating business contained in the company’s debt agreements; the company’s dependence on the automotive industry; availability and cost of raw materials; the company’s dependence on certain major customers; competition in the automotive industry; sovereign and other risks related to the company’s conducting operations outside the United States; the uncertainty of the company’s ability to achieve expected cost reduction savings; the company’s exposure to product liability and warranty claims; labor conditions; the company’s vulnerability to rising interest rates; the company’s ability to meet customers’ needs for new and improved products in a timely manner; the company’s ability to attract and retain key personnel; potential conflicts of interest between owners and the company; the company’s legal rights to its intellectual property portfolio; the company’s pension plans; environmental and other regulations; and the possibility that the company’s bankruptcy exit strategy will not be successful. There may be other factors that may cause the company’s actual results to differ materially from any forward-looking statement contained herein. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

Media Contacts:

Sharon Wenzl, Cooper-Standard Automotive

248-596-6211

Tom Becker, Sitrick And Company

212-573-6100